UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

BIOVEST INTERNATIONAL, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-11480	41-1412084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOVEST INTERNATIONAL, INC.

FORM 8-K

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release dated October 29, 2008, by the Company, titled “Biovest and IDIS Announce Agreement to Launch Named-Patient Program for Anti-Cancer Vaccine in Europe”. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

This Current Report on Form 8-K sets forth statements that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about BiovaxID®, the Named-Patient Program, AutovaxID™, Revimmune™, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials, the intent to treat analysis, accelerated approval and all aspects of the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements in this Form 8-K are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

BIOVEST INTERNATIONAL, INC.

By:	/s/ Alan M. Pearce
Alan M. Pearce
Chief Financial Officer

Date: October 29, 2008

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 29, 2008 titled, “Biovest and IDIS Announce Agreement to Launch Named-Patient Program for Anti-Cancer Vaccine in Europe”.

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Exhibit 99.1

Biovest and IDIS Announce Agreement to Launch Named-

Patient Program for Anti-Cancer Vaccine in Europe

BiovaxID® to be made available to patients for the treatment of

B-cell blood cancers such as non-Hodgkin’s lymphoma

TAMPA, FLORIDA – October 29, 2008 – Biovest International, Inc. (OTCBB: BVTI), a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI), today announced that it has executed a distribution agreement with IDIS Limited to exclusively supply BiovaxID® (personalized, anti-idiotype cancer vaccine) under a Named-Patient Program in France, Germany, Italy, Greece, Spain and the United Kingdom. IDIS is a leading European drug distributor, and under terms of this agreement, sales of BiovaxID are expected to commence in the first calendar quarter of 2009, with the anti-cancer vaccine being made available to those patients suffering from various B-cell related blood cancers including: chronic lymphocytic leukemia; mantle cell lymphoma; multiple myeloma; and non-Hodgkin’s lymphoma.

According to Steven Arikian, M.D., Chairman and CEO of Biovest, “A named-patient program is a compassionate-use drug access program under which physicians can legally prescribe investigational drugs to qualifying patients. Under this program, investigational drugs are administered to patients who are suffering from serious illnesses until the drug is approved by the European Medicines Agency (EMEA). The named-patient program will make BiovaxID available to patients with various B-cell related blood cancers.”

Dr. Arikian added, “We are very proud to be working with IDIS to make BiovaxID the very first personalized anti-cancer vaccine believed to be made available to patients in the EU. As we are frequently contacted by patients suffering from a variety of B-cell blood cancers, it is especially satisfying to provide a safe and effective therapeutic treatment option that selectively targets only cancerous cells, while sparing healthy cells. Based on our significant Phase 2 and Phase 3 clinical results, we believe BiovaxID can improve patients’ chances to maintain long-lasting, and in some cases, even durable remissions, potentially remaining cancer-free.”

Blood cancers, which include leukemia, lymphoma and multiple myeloma, are collectively the fifth most common occurring cancers and the second leading cause of cancer deaths, representing an approximate $4 billion market opportunity in the U.S. and Europe.

According to John Lagus, Vice President of Business Development for IDIS, “As the current leading therapies targeting blood cancers are relatively ineffective and potentially toxic, a revolutionary paradigm shift towards a safe, long-lasting, patient-specific cancer vaccine should be in great demand. IDIS has traditionally offered such breakthrough therapies to patients prior to approval. This is our core business, ensuring that physicians and patients have access to the highest quality and most promising newly developed medicines.”

Headquartered in the United Kingdom, IDIS specializes in sourcing and supplying medicines on a named-patient basis to European hospitals, pharmacies, physicians and patients. Under a named-patient program, drugs that are pending approval can be administered to patients who are suffering from serious diseases until the drug is formally approved by the EMEA. In 2006, the EMEA granted BiovaxID Orphan Drug Designation, and Biovest expects to submit its regulatory application to the EMEA in the first half of 2009, seeking conditional approval in the European Union (EU). Orphan Drug designation provides: ten-year market exclusivity in the EU once the product is approved; direct assistance from the EMEA in preparing the final protocol for drug approval; access to EMEA centralized filing procedures for approval in the EU; and reduced fees for EMEA filings.

Dr. Angelos Stergiou, Biovest’s Vice President, Product Development, commented on the multiple kinds of blood cancers that BiovaxID is capable of treating. “We have previously reported unprecedented clinically and statistically significant results for BiovaxID, along with an exceptional safety profile, for the treatment of indolent follicular non-Hodgkin’s lymphoma in both Phase 2 and Phase 3 studies, and a Phase 2 study in mantle cell lymphoma. The named-patient program allows us to meet our ethical obligation of making efficacious and safe treatments readily available to patients in need, and to gather valuable real-life data.”

BiovaxID is designed to stimulate a patient’s immune system to recognize and destroy cancerous B-cells associated with blood-related malignancies. Unlike other therapeutic approaches, BiovaxID targets only the diseased B-cells, without collateral damage to normal B-cells or other healthy cells, a key advantage preventing a patient from becoming immuno-compromised.

Dr. Arikian concluded, “I would like to congratulate the BiovaxID team on successfully securing patient access to this important therapy. While the named-patient program progresses, we will continue to aggressively pursue approval of BiovaxID in the U.S. and Europe.”

A Unique Approach to Immunotherapy Targeting B-Cell Blood Cancers

B-cells (a type of white blood cell or lymphocyte) are a vital part of the human immune system, as they produce antibodies that seek out and bind to foreign substances in the body. In lymphoma, as cancerous B-cells grow and multiply unrestrained, each malignant B-cell expresses a unique idiotype or biomarker on the cell’s surface, specific to each patient. Researchers at Stanford University and the National Cancer Institute originally developed BiovaxID as a personalized, therapeutic vaccine capable of selectively targeting only cancerous B-cells, while sparing healthy cells. This is achieved by using the idiotype obtained from a sample of the patient’s tumor by biopsy, and through proprietary bioengineering techniques in a patented cell line, a patient-specific vaccine is created that stimulates the immune system by recruiting a patient’s T-cells (immune cells that kill cancerous cells) to seek out and destroy only the diseased B-cells. Unlike other failed cancer vaccine therapies that attempted to target lymphoma,

BiovaxID is the only hybridoma (fusion of human lymphocyte with cancer cell) anti-cancer vaccine that consists of a high-fidelity copy of the complete idiotype, believed to be critical in mounting a full and complete immune response against the cancer, as well as “training” the immune system to maintain continuous response if cancerous cells were to return.

About IDIS Limited

IDIS is the world leader in the development and implementation of Named-Patient Programs and has a proven track record of working in strategic partnership with U.S.- based companies to bring new medicines to Europe for the first time. IDIS supports its customers in over 100 countries worldwide, supplying more than 400 different medicines per month and responding to more than half a million requests on a named-patient basis to medical professionals worldwide. For more information on IDIS, please visit the website: www.idispharma.com.

About Biovest International, Inc.

Biovest International, Inc. (OTCBB: BVTI) is a pioneer in the development of advanced individualized immunotherapies for life-threatening cancers of the blood system. Biovest is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI) with its remaining shares publicly traded. Biovest has a foundation in the manufacture of biologics for research and clinical trials. In addition, Biovest develops, manufactures and markets patented cell culture systems, including the innovative AutovaxID™, which is being marketed as an automated vaccine manufacturing instrument and for production of cell-based materials and therapeutics. Biovest recently completed a pivotal Phase 3 clinical trial for BiovaxID®, which is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID has been granted Fast Track status by the FDA and Orphan Drug status by the EMEA.

For further information, please visit: http://www.biovest.com

Biovest International, Inc. Corporate Contact:

Douglas Calder, Director of Investor Relations & Public Relations

Phone: (813) 864-2554, ext.258 / Email: dwcalder@biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, the Named Patient Program, AutovaxID™, Revimmune™, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.